SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 8, 2016

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on March 14, 2016 (the "Original 8-K") by Craft Brew Alliance, Inc. (the "Company"). The Original 8-K reported, among other things, the appointment of Paul D. Davis to the Company's Board of Directors (the "Board"). At the time of filing the Original 8-K, the Board had not made any determinations regarding committee assignments for Mr. Davis. Information regarding recent Board action on committee assignments is set forth in Item 5.02 below. No other disclosure in the Original 8-K is amended by this Amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 8, 2016, the board of directors (the "Board") of Craft Brew Alliance, Inc. (the "Company") appointed Paul D. Davis as a director of the Company effective immediately to serve until the 2016 annual meeting of shareholders or until his earlier resignation or removal. Mr. Davis was appointed to fill a vacancy created by Kurt Widmer's retirement. He served as a board member of Kona Brewing Company from 2007 to 2010, when it merged with the Company, and then served as a member of the Kona advisory board from 2010 to 2013. Mr. Davis is expected to stand for re-election as a director at the Company’s 2016 annual meeting of shareholders.
By unanimous written consent effective April 1, 2016, the Board appointed Mr. Davis to serve on the Board’s Compensation Committee, Nominating and Governance Committee, and Strategic Planning Committee, having determined that he satisfies all applicable requirements to serve on such committees.
Mr. Davis has more than 30 years of business experience with consumer packaged goods. Mr. Davis was the Chief Executive Officer of popchips Inc., from December 2013 through August 2015, becoming Co-Chairman of the Board in September 2015. Prior to joining popchips, he was the Chief Executive Officer of Coinstar, Inc. (now named Outerwall Inc.) from April 2009 to March 2013, and Chief Operating Officer for one year beginning April 2008. Other positions held by Mr. Davis include Chief Executive Officer of Kettle Foods, Inc., from 2004 to 2007, and President and CEO of Barilla America, Inc., the U.S.-based division of The Barilla Group, from 2002 to 2004. In addition, Mr. Davis served in various executive positions at Starbucks Corporation, including President - North American Operations, from March 1999 until October 2001.
Mr. Davis's compensation for his services as a director will be consistent with the Company's standard practices for non-employee directors.
The Board has determined that Mr. Davis does not have a relationship which would interfere with his exercise of independent judgment in carrying out his responsibilities as a director or as a member of the Board committees listed above, and therefore the Board has determined that Mr. Davis is an "independent director" under Nasdaq Listing Rules 5605(a)(2) and 5605(d)(2)(A).
There are no transactions in which Mr. Davis has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company. Other than the compensation arrangements described above, there is no arrangement or understanding between Mr. Davis and any other persons or entities pursuant to which Mr. Davis was appointed as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: April 6, 2016	By:	/s/Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer